Exhibit 27(l)

Opinion and Consent of Nik Godon

as to Actuarial Matters Pertaining to the Securities Being Registered

LIICA LETTERHEAD

April 9, 2004

Life Investors Insurance Company of America

4333 Edgewood Road, NE

Cedar Rapids, Iowa 52499

RE:	Life Investors Variable Life Account A
Variable Protector
File Nos. 333-93567/811-09747

Gentlemen:

This opinion is furnished in connection with the filing by Life Investors Insurance Company of America of Post-Effective Amendment No. 6 (the “Amendment”) to the Registration Statement on Form N-6 for the Variable Protector, a flexible premium variable life insurance policy (“Policy”). It is my opinion that the Prospectus, including the Fee Tables, and the Statement of Additional Information contained in the Amendment accurately describe the Policy. The forms of the Policy were prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereof.

I hereby consent to use of this opinion as an exhibit to the Amendment and to the reference to my name under the heading “Experts” in the Statement of Additional Information.

Very truly yours,

/s/ NIK GODON

Nik Godon Vice President and Product Actuary